EXHIBIT (i)(2)

 CONSENT OF COUNSEL

I consent to the incorporation by reference in this Post-Effective Amendment No. 223 to the Registration Statement of Eaton Vance Mutual Funds Trust (1933 Act File No. 002-90946) of my opinion dated March 25, 2014 which was filed as Exhibit (i) to Post-Effective Amendment No. 220.

/s/ Jeanmarie Valle Lee
Jeanmarie Valle Lee, Esq.

April 28, 2014

Boston, Massachusetts

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